UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2004

BancFirst Corporation

Oklahoma	000-14384	73-1221379
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Broadway, Oklahoma City, OK		73102
(Address of principal executive offices)		(Zip Code)

Issuer’s telephone number: (405) 270-1086

Item 5.	Other Events and Regulation FD Disclosure

On April 22, 2004, the Board of Directors of BancFirst Corporation (the “Company”) approved an amendment to the Company’s Bylaws limiting the scope of indemnification available to the officers and directors of the Company.

On March 2, 2004, the Company filed a Current Report on Form 8-K in connection with the closing of the sale of $25 million of the 7.20% Cumulative Trust Preferred Securities issued by the Company’s wholly owned subsidiary, BFC Capital Trust II. Exhibits comprising the definitive agreements executed in connection with the the closing are filed with this Report.

Item 7(c):	Exhibits

Exhibit 3.1	Resolution of the Board of Directors of BancFirst Corporation amending Section XXVII of the corporation’s Bylaws.

Exhibit 4.1	Junior Subordinated Indenture dated February 26, 2004 between BancFirst Corporation and The Bank of New York.

Exhibit 4.2	7.20% Junior Subordinated Debenture due March 31, 2034.

Exhibit 4.3	Amended and Restated Trust Agreement dated February 26, 2004, by and among BancFirst Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein.

Exhibit 4.4	Form of Trust Preferred Certificate of BFC Capital Trust II (included as Exhibit D to Exhibit 4.3 hereto)

Exhibit 4.5	Guarantee Agreement dated February 26, 2004, between BancFirst Corporation, as Guarantor, and The Bank of New York, as Trustee.

Exhibit 4.6	Agreement as to Expenses and Liabilities, dated February 26, 2004, between BancFirst Corporation and BFC Capital Trust II.

Exhibit 4.7	Form of Common Securities Certificate of BFC Capital Trust II (included as Exhibit B to Exhibit 4.3 hereto).

Signatures

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT: BANCFIRST CORPORATION

Date: May 5, 2004	By:	/s/ Joe T. Shockley, Jr.

Joe T. Shockley, Jr.,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Resolution of the Board of Directors of BancFirst Corporation amending Section XXVII of the corporation’s Bylaws.

4.1	Junior Subordinated Indenture dated February 26, 2004 between BancFirst Corporation and The Bank of New York.

4.2	7.20% Junior Subordinated Debenture due March 31, 2034.

4.3	Amended and Restated Trust Agreement dated February 26, 2004, by and among BancFirst Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein.

4.4	Form of Trust Preferred Certificate of BFC Capital Trust II (included as Exhibit D to Exhibit 4.3 hereto).

4.5	Guarantee Agreement dated February 26, 2004, between BancFirst Corporation, as Guarantor, and The Bank of New York, as Trustee.

4.6	Agreement as to Expenses and Liabilities, dated February 26, 2004, between BancFirst Corporation and BFC Capital Trust II.

4.7	Form of Common Securities Certificate of BFC Capital Trust II (included as Exhibit B to Exhibit 4.3 hereto).